MORTON & COMPANY                             Suite 1200 - 750 West Pender Street
CORPORATE AND SECURITIES LAWYERS             Vancouver, British Columbia V6C 2T8
A Partnership of Law Corporations            Website: http://www.mortonandco.com
                                                       Telephone: (604) 681-1194
                                                       Facsimile: (604) 681-9652
                                                             Voice Mail Ext: 235
                                                      EMail: elm@mortonandco.com



Our File No.:     4147.000

November 22, 2004

American Goldrush Corporation
1155 West Pender Street, Suite 708
Vancouver, BC  V6E 2P4
Dear Sirs:

 RE:    AMERICAN GOLDRUSH CORPORATION
        OFFERING OF UP TO 38,057,350 COMMON SHARES
        ------------------------------------------------------------------------

We have acted as Canadian counsel to American Goldrush Corporation (the "Company") for the purposes of rendering this opinion required pursuant to item 601(b)(5) of Regulation S-B under the United States SECURITIES ACT OF 1933, as amended (the "Act") in connection with the registration under the Act, of (i) 9,557,350 common shares of the Company without par value (the "Shares"), and
(ii) 28,500,000 common shares of the Company without par value, issuable upon the exercise of 9,500,000 Series A, 9,500,000 Series B and 9,500,000 Series C warrants issued by the Company (the "Warrant Shares").

We have made, or caused to be made, such searches and investigations, considered such matters of law and reviewed such other documents and instruments as we have considered relevant and necessary for the purpose of this opinion.

We have assumed:

(a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as photostatic copies, facsimile transmissions or electronic correspondence;

(b) the due and valid execution and delivery of all agreements by the parties thereto, other than the Company, as legal, valid and binding obligations of those parties;

(c) the accuracy and completeness of the records maintained by the Company and any office of public record and of all representations, statements and other matters of fact set out or referred to in certificates or documents received from the Company, its officers and directors and such offices of public record; and

(d) the accuracy of the result of any printed or electronic search of any office of public record and that the information contained therein continues to be accurate as of the date hereof.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions. As to the various questions of fact relevant to this opinion, information with respect to which is in the possession of the Company and not otherwise provided to us, we have relied upon certificates, reports or representations of or by an officer or officers of the Company, as the case may be.

We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the laws of the Province of

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MORTON & COMPANY                                                          Page 2
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British Columbia (the  "Province") and the federal laws of Canada  applicable in the Province (the "Laws"). The opinions expressed herein are given on the basis of the Laws as they exist on the date hereof. We assume no responsibility to update our opinions if the Laws are, subsequent to the date hereof, amended, revoked, revised or supplemented in any way which impacts on the opinions contained herein.

Based upon and relying upon the foregoing, we are of the opinion that:

1. The Shares are duly authorized and validly issued as fully paid and non-assessable.

2. The Warrant Shares have been duly authorized, and upon due exercise of the Warrants in accordance with their terms and receipt by the Company of full payment for the Warrant Shares, the Warrant Shares will be validly issued as fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement filed with the Commission in connection with the Offering. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


Yours truly,

MORTON & COMPANY

Per:  /s/ Edward L. Mayerhofer

Edward L. Mayerhofer